For Immediate Release	Contact: Media Inquiries Karen Cutler (215)238-4063 Cutler-Karen@aramark.com Investor Inquiries Ian Bailey (215)409-7287 Bailey-Ian@aramark.com

Aramark Reports Third Quarter Earnings

***
Philadelphia, PA, August 10, 2016 - Aramark (NYSE:ARMK), a global leader in food, facilities management and uniforms, today reported third quarter results and reaffirmed its earnings outlook for fiscal 2016.

KEY HIGHLIGHTS

•	GAAP sales of $3.6 billion, up 3%. Organic sales increased 4%;

•	GAAP operating income of $169 million, up 45%. Adjusted operating income increased to $202 million, up 15%[1];

•	GAAP EPS of $0.18, up 29%. Adjusted earnings per share increased to $0.34, up 17%[1];

•	GAAP operating income margin of 4.7%, up 130 basis points. Adjusted operating income margin increased 50 basis points to 5.6%[1].

•	Full year earnings outlook remains unchanged.

1 Constant currency

“We are pleased to report another quarter of strong, broad-based performance across all of our sectors and geographies,” said Eric J. Foss, Chairman, President and CEO. “Despite ongoing volatility in the macro environment, our focused strategy is driving top line growth, notable margin expansion and profitability improvement. We continue to make good progress against the 3-Year goals that we identified at our investor day this past December and are confident that our strategy will lead to ongoing shareholder value creation.”

THIRD QUARTER SALES RESULTS*

	Q3 ’16 GAAP Sales	Q3 ‘15 GAAP Sales	GAAP Change	Organic Change
FSS North America	$2,488M	$2,383M	4%	5%
FSS International	710	722	(2%)	1%
Uniform & Career Apparel	389	382	2%	2%
Total Company	$3,587M	$3,486M	3%	4%
* May not total due to rounding.

Organic sales growth in the quarter was strong, with noticeable acceleration in North America as the company ramped up operations at Yosemite National Park, benefited from timing of the Easter holiday and experienced strong playoff activity in its Sports, Leisure and Corrections sector. The International segment continued to experience strong growth particularly in China, Mexico and Europe, which was partially offset by previously announced strategic portfolio actions. Volumes in the Uniforms segment were modestly affected by energy headwinds.

THIRD QUARTER ADJUSTED OPERATING INCOME (AOI) RESULTS*

	Q3 ‘16 GAAP Operating Income	Q3 ‘15 GAAP Operating Income	Change GAAP Operating Income	Q3 ‘16 AOI	Q3 ‘15 AOI	AOI Change	AOI Change Constant Currency
FSS North America	$101M	$74M	37%	$125M	$108M	16%	17%
FSS International	38	32	19%	39	38	4%	7%
Uniform & Career Apparel	52	50	5%	52	49	5%	5%
Unallocated Corporate	(22)	(39)	43%	(14)	(17)	17%	17%
Total Company	$169M	$117M	45%	$202M	$178M	14%
Effect of Currency Translation				2
Constant Currency AOI				$204M			15%
* May not total due to rounding.

The company drove solid productivity gains from food, labor and overhead initiatives in the third quarter, particularly in its FSS North America and FSS International base accounts. Both segments also benefited from the company’s previously announced portfolio optimization efforts. Productivity initiatives, capacity expansion and improved automation supported ongoing margin expansion at the Uniform & Career Apparel segment in the quarter.

THIRD QUARTER SUMMARY
On a GAAP basis, sales were $3.6 billion, operating income was $169 million, net income attributable to Aramark stockholders was $45 million and diluted earnings per share were $0.18. This compares to the third quarter of 2015 where on a GAAP basis, sales were $3.5 billion, operating income was $117 million, net income attributable to Aramark stockholders was $34 million and diluted earnings per share were $0.14. Third quarter GAAP diluted earnings per share increased 29% year-over-year.

Adjusted net income was $84 million or $0.34 per share, versus adjusted net income of $71 million or $0.29 per share in the third quarter of 2015. The stronger U.S. dollar versus the prior year period decreased sales by approximately $45 million and operating income by $2 million. Earnings per share was not materially affected by currency translation in the quarter.

During the quarter, the company excluded approximately $16 million from the calculation of organic sales and $0.5 million loss from the calculation of adjusted operating income related to its acquisition of the Irish specialty food and merchandise retailing company, Avoca Handweavers Limited. The results from this entity will be excluded from organic growth and adjusted operating income calculations during the first year of ownership.

In early August, the company acquired HPSI, a leading supply chain company that serves thousands of healthcare providers, educational institutions and hospitality businesses in the U.S. The acquisition provides Aramark access to industry leading management and technology in the group purchasing space.

LIQUIDITY & CAPITAL STRUCTURE
As of July 1, 2016 the company’s total debt was $5.4 billion, representing a reduction of approximately $185 million versus the prior year’s third quarter end. Total trailing 12-month debt to adjusted EBITDA was 4.0x, an approximate 40 basis point reduction versus the prior year measurement. Corporate liquidity remains strong, and at quarter end the company had approximately $900 million in cash and availability on its revolving credit facility.

2016 OUTLOOK
The Company provides a range for the full year EPS guidance on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for the impact of the change in fair value related to certain gasoline and diesel agreements, severance and other charges, share-based compensation, and the effects of acquisitions and divestitures.

The company’s outlook for 2016 adjusted EPS remains unchanged within a range of $1.65 to $1.75 per share, which includes 3 cents of currency headwind.

CONFERENCE CALL SCHEDULED
The company has scheduled a conference call at 10 a.m. Eastern Daylight Time today to discuss its earnings. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the company's web site, www.aramark.com on the investor relations page.

About Aramark

Aramark (NYSE: ARMK) delivers experiences that enrich and nourish people’s lives through innovative services in food, facilities management, and uniforms. United by a passion to serve, our 270,000 employees make a meaningful difference each day for millions of people in 21 countries around the world. Aramark is recognized as one of the World’s Most Admired Companies by FORTUNE, rated number one among Diversified Outsourcing Companies, as well as among the World’s Most Ethical Companies by the Ethisphere Institute. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

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Selected Operational and Financial Metrics

Adjusted Sales (Organic)
Management believes that presentation of sales growth, adjusted to eliminate the effects of acquisitions and divestitures and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction in 2007 (the "2007 LBO"); the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions and divestitures and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted EBITDA
Adjusted EBITDA represents Adjusted Operating Income (Constant Currency) further adjusted to exclude the impact of all other depreciation and amortization expense.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the impact of discontinued operations; the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 LBO; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions and divestitures and other items impacting comparability, less the tax impact of these adjustments. Management believes that the presentation of adjusted net income is useful information to investors because we use such information when evaluating net income to better evaluate the underlying operating performance of the company.

The tax effect on adjusted net income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect on adjusted net income in jurisdictions outside the U.S. is calculated at the U.S. federal tax rate.

Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

We use Adjusted Sales (Organic), Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income (including on a constant currency basis) as supplemental measures of our operating profitability and to control our cash operating costs. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. We believe the presentation of these metrics is appropriate to provide additional information to investors about our operating performance. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to sales, operating income or net income, determined in accordance with GAAP. Adjusted Sales (Organic), Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 Leveraged Buy-out - adjustments to eliminate the change in amortization and depreciation resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.
Share-based compensation - adjustments to eliminate compensation expense related to the company's issuances of share-based awards and the related employer payroll tax expense incurred by the company when employees exercise in the money stock options or vest in restricted stock awards.
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period such as costs incurred to start-up our Business Service Center in Nashville, TN ($4.0 million for the third quarter of 2015 and $14.3 million for the year-to-date 2015), organizational streamlining initiatives ($1.9 million net expense for the third quarter of 2016 and $9.0 million net expense for the year-to-date 2016 and $3.8 million net expense for the third quarter of 2015 and $0.9 million net expense for the year-to-date 2015), and other consulting costs related to transformation initiatives ($4.8 million for the third quarter of 2016 and $11.4 million for the year-to-date 2016 and $0.4 million for the third quarter of 2015 and $7.8 million for the year-to-date 2015).
Effects of acquisitions and divestitures - adjustments to eliminate the impact that acquisitions and divestitures had on the comparative periods.
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance such as insurance reserve adjustments due to favorable claims experience ($1.6 million for the third quarter of 2015 and $9.9 million for the year-to-date 2015), loss on divestitures ($4.3 million for the year-to-date 2015), expenses related to acquisition costs ($1.0 million for the third quarter of 2016 and $1.4 million for the year-to-date 2016), expenses related to long-term disability payments (approximately $2.3 million for the year-to-date 2016), property and other asset write-downs associated with the sale of a building ($5.1 million for the third quarter of 2016 and $6.8 million for the year-to-date 2016 and $8.7 million for the third quarter and year-to-date 2015), expenses related to a secondary offering of common stock by certain of our stockholders ($0.3 million for the third quarter of 2015 and $1.8 million for the year-to-date 2015), the impact of the change in fair value related to certain gasoline and diesel agreements ($11.3 million gain for the third quarter of 2016 and $8.3 million gain million for the year-to-date 2016, as well as a $2.9 million gain for the third quarter of 2015 and a gain of $0.2 million for the year-to-date 2015) and other miscellaneous expenses.
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.
Effects of refinancing on interest and other financing costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs, debt settlement call premiums and non-cash charges for the write-offs of deferring financing costs and debt issuance costs.
Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to adjusted net income calculated based on a blended U.S. federal and state tax rate for U.S. adjustments and the U.S. federal tax rate for adjustments in jurisdictions outside the U.S.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “outlook,” “aim,” “anticipate,” “are confident,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words.
Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions in the availability of our computer systems or privacy breaches; failure to achieve and maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business and other factors set forth in the “Risk Factors,” -“ Legal Proceedings” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 1, 2015 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting Aramark’s investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months	Three Months
	Ended	Ended
	July 1, 2016	July 3, 2015

Sales	$3,586,908	$3,486,203
Costs and Expenses:
Cost of services provided	3,233,884	3,164,700
Depreciation and amortization	122,363	125,332
Selling and general corporate expenses	61,317	79,293
	3,417,564	3,369,325
Operating income	169,344	116,878
Interest and other financing costs, net	103,764	71,225
Income before income taxes	65,580	45,653
Provision for income taxes	20,722	11,615
Net income	44,858	34,038
Less: Net income attributable to noncontrolling interest	93	277
Net income attributable to Aramark stockholders	$44,765	$33,761

Earnings per share attributable to Aramark stockholders:
Basic	$0.18	$0.14
Diluted	$0.18	$0.14

Weighted Average Shares Outstanding:
Basic	242,831	238,718
Diluted	249,057	247,224

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Nine Months	Nine Months
	Ended	Ended
	July 1, 2016	July 3, 2015

Sales	$10,872,005	$10,783,183
Costs and Expenses:
Cost of services provided	9,738,117	9,691,195
Depreciation and amortization	370,172	375,757
Selling and general corporate expenses	208,165	242,597
	10,316,454	10,309,549
Operating income	555,551	473,634
Interest and other financing costs, net	246,835	214,354
Income before income taxes	308,716	259,280
Provision for income taxes	103,925	79,517
Net income	204,791	179,763
Less: Net income attributable to noncontrolling interest	329	682
Net income attributable to Aramark stockholders	$204,462	$179,081

Earnings per share attributable to Aramark stockholders:
Basic	$0.85	$0.76
Diluted	$0.82	$0.73

Weighted Average Shares Outstanding:
Basic	241,740	236,933
Diluted	248,322	246,035

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	July 1, 2016	October 2, 2015
Assets

Current Assets:
Cash and cash equivalents	196,507	122,416
Receivables	1,434,744	1,444,574
Inventories	561,242	575,263
Prepayments and other current assets	236,091	236,870
Total current assets	2,428,584	2,379,123
Property and Equipment, net	995,058	959,345
Goodwill	4,577,910	4,558,968
Other Intangible Assets	1,048,076	1,111,980
Other Assets	1,281,869	1,186,941
	10,331,497	10,196,357

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	50,066	81,427
Accounts payable	683,313	850,040
Accrued expenses and other current liabilities	1,063,502	1,249,521
Total current liabilities	1,796,881	2,180,988
Long-Term Borrowings	5,383,118	5,184,597
Other Liabilities	1,052,198	937,311
Redeemable Noncontrolling Interest	9,980	10,102
Total Stockholders' Equity	2,089,320	1,883,359
	10,331,497	10,196,357

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Nine Months	Nine Months
	Ended	Ended
	July 1, 2016	July 3, 2015

Cash flows from operating activities:
Net income	$204,791	$179,763
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	370,172	375,757
Income taxes deferred	54,291	11,032
Share-based compensation expense	43,556	51,984
Changes in operating assets and liabilities	(331,728)	(479,492)
Other operating activities	23,833	18,540
Net cash provided by operating activities	364,915	157,584

Cash flows from investing activities:
Net purchases of property and equipment, client contract investments and other	(332,141)	(346,471)
Acquisitions, divestitures and other investing activities	(52,183)	(376)
Net cash used in investing activities	(384,324)	(346,847)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	152,946	195,003
Net change in funding under the Receivables Facility	(9,730)	(7,870)
Payments of dividends	(68,873)	(61,236)
Proceeds from issuance of common stock	23,296	24,109
Other financing activities	(4,139)	45,403
Net cash provided by financing activities	93,500	195,409
Increase in cash and cash equivalents	74,091	6,146
Cash and cash equivalents, beginning of period	122,416	111,690
Cash and cash equivalents, end of period	$196,507	$117,836

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	July 1, 2016
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,487,896	$709,728	$389,284		$3,586,908
Operating Income (as reported)	$100,743	$38,452	$52,221	$(22,072)	$169,344
Operating Income Margin (as reported)	4.0%	5.4%	13.4%		4.7%

Sales (as reported)	$2,487,896	$709,728	$389,284		$3,586,908
Effect of Currency Translation	7,800	37,167	—		44,967
Effects of Acquisitions and Divestitures	—	$(16,267)	—		(16,267)
Adjusted Sales (Organic)	$2,495,696	$730,628	$389,284		$3,615,608
Sales Growth (as reported)	4.4%	-1.7%	2.0%		2.9%
Adjusted Sales Growth (Organic)	4.7%	1.2%	2.0%		3.7%

Operating Income (as reported)	$100,743	$38,452	$52,221	$(22,072)	$169,344
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	17,114	172	(592)	—	16,694
Share-Based Compensation	146	3	12	14,405	14,566
Severance and Other Charges	1,320	63	—	5,256	6,639
Effects of Acquisitions and Divestitures	—	527	—	—	527
Gains, Losses and Settlements impacting comparability	5,396	—	—	(11,267)	(5,871)
Adjusted Operating Income	$124,719	$39,217	$51,641	$(13,678)	$201,899
Effect of Currency Translation	774	1,079	—	—	1,853
Adjusted Operating Income (Constant Currency)	$125,493	$40,296	$51,641	$(13,678)	$203,752

Adjusted Operating Income Growth	15.9%	4.4%	5.4%		13.7%
Adjusted Operating Income Growth (Constant Currency)	16.7%	7.2%	5.4%		14.7%
Adjusted Operating Income Margin (Constant Currency)	5.0%	5.5%	13.3%		5.6%

	Three Months Ended
	July 3, 2015
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,382,626	$721,974	$381,603		$3,486,203
Adjusted Sales (Organic)	$2,382,626	$721,974	$381,603		$3,486,203

Operating Income (as reported)	$73,599	$32,321	$49,563	$(38,605)	$116,878
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	27,558	120	(582)	—	27,096
Share-Based Compensation	195	15	33	20,764	21,007
Severance and Other Charges	(900)	5,122	—	3,974	8,196
Gains, Losses and Settlements impacting comparability	7,117	—	—	(2,645)	4,472
Adjusted Operating Income	$107,569	$37,578	$49,014	$(16,512)	$177,649

Operating Income Margin (as reported)	3.1%	4.5%	13.0%		3.4%
Adjusted Operating Income Margin	4.5%	5.2%	12.8%		5.1%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Nine Months Ended
	July 1, 2016
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$7,630,725	$2,068,649	$1,172,631		$10,872,005
Operating Income (as reported)	$406,308	$93,035	$146,298	$(90,090)	$555,551
Operating Income Margin (as reported)	5.3%	4.5%	12.5%		5.1%

Sales (as reported)	$7,630,725	$2,068,649	$1,172,631		$10,872,005
Effect of Currency Translation	55,902	169,119	—		225,021
Effects of Acquisitions and Divestitures	—	(24,237)	—		(24,237)
Adjusted Sales (Organic)	$7,686,627	$2,213,531	$1,172,631		$11,072,789
Sales Growth (as reported)	2.2%	-5.1%	3.2%		0.8%
Adjusted Sales Growth (Organic)	3.0%	1.5%	3.2%		2.7%

Operating Income (as reported)	$406,308	$93,035	$146,298	$(90,090)	$555,551
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	62,894	461	(1,891)	—	61,464
Share-Based Compensation	754	187	141	44,279	45,361
Severance and Other Charges	3,160	3,214	2,480	11,561	20,415
Effects of Acquisitions and Divestitures	—	1,287	—	—	1,287
Gains, Losses and Settlements impacting comparability	7,591	381	—	(6,547)	1,425
Adjusted Operating Income	$480,707	$98,565	$147,028	$(40,797)	$685,503
Effect of Currency Translation	5,853	6,935	—	—	12,788
Adjusted Operating Income (Constant Currency)	486,560	105,500	147,028	(40,797)	698,291

Adjusted Operating Income Growth	7.4%	-0.3%	3.3%		6.7%
Adjusted Operating Income Growth (Constant Currency)	8.7%	6.7%	3.3%		8.7%
Adjusted Operating Income Margin (Constant Currency)	6.3%	4.8%	12.5%		6.3%

	Nine Months Ended
	July 3, 2015
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$7,466,119	$2,180,343	$1,136,721		$10,783,183
Adjusted Sales (Organic)	$7,466,119	$2,180,343	$1,136,721		$10,783,183

Operating Income (as reported)	$363,558	$83,360	$145,743	$(119,027)	$473,634
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	83,060	1,767	(1,903)	—	82,924
Share-Based Compensation	1,737	2,639	407	52,692	57,475
Severance and Other Charges	(1,788)	6,270	158	18,360	23,000
Gains, Losses and Settlements impacting comparability	969	4,825	(2,132)	1,630	5,292
Adjusted Operating Income	$447,536	$98,861	$142,273	$(46,345)	$642,325

Operating Income Margin (as reported)	4.9%	3.8%	12.8%		4.4%
Adjusted Operating Income Margin	6.0%	4.5%	12.5%		6.0%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015

Net Income Attributable to Aramark Stockholders (as reported)	$44,765	$33,761	$204,462	$179,081
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	16,694	27,096	61,464	82,924
Share-Based Compensation	14,566	21,007	45,361	57,475
Severance and Other Charges	6,639	8,196	20,415	23,000
Effects of Acquisitions and Divestitures	527	—	1,287	—
Gains, Losses and Settlements impacting comparability	(5,871)	4,472	1,425	5,292
Effects of Refinancing on Interest and Other Financing Costs, net	31,267	—	31,267	—
Tax Impact of Adjustments to Adjusted Net Income	(24,678)	(23,728)	(62,935)	(70,304)
Adjusted Net Income	$83,909	$70,804	$302,746	$277,468
Effect of Currency Translation, net of Tax	1,169	—	8,048	—
Adjusted Net Income (Constant Currency)	$85,078	$70,804	$310,794	$277,468

Adjusted Earnings Per Share
Adjusted Net Income	$83,909	$70,804	$302,746	$277,468
Diluted Weighted Average Shares Outstanding	249,057	247,224	248,322	246,035
	$0.34	$0.29	$1.22	$1.13
Adjusted Earnings Per Share Growth	17%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$85,078	$70,804	$310,794	$277,468
Diluted Weighted Average Shares Outstanding	249,057	247,224	248,322	246,035
	$0.34	$0.29	$1.25	$1.13

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DEBT TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	July 1, 2016	July 3, 2015

Net Income Attributable to Aramark Stockholders (as reported)	$261,327	$223,591
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	88,620	113,565
Share-Based Compensation	60,686	71,553
Effect of Currency Translation	12,104	—
Severance and Other Charges	63,960	54,601
Effects of Acquisitions and Divestitures	1,287	—
Branding	—	7,424
Gains, Losses and Settlements impacting comparability	(249)	5,946
Effects of Refinancing on Interest and Other Financing Costs, net	31,267	—
Tax Impact of Adjustments to Adjusted Net Income	(97,812)	(111,263)
Adjusted Net Income	$421,190	$365,417
Adjustment:
Tax and Interest Impact of Adjustments to Adjusted Net Income	66,545	111,263
Provision for Income Taxes	129,230	101,985
Interest and Other Financing Costs, net	318,423	292,627
Adjusted Operating Income	$935,388	$871,292
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	(88,620)	(113,565)
Depreciation and Amortization	498,448	510,280
Adjusted EBITDA	$1,345,216	$1,268,007

Debt to Adjusted EBITDA
Total Long-Term Borrowings	$5,433,184	$5,617,964
Adjusted EBITDA	$1,345,216	$1,268,007
Debt/Adjusted EBITDA	4.0	4.4